Exhibit 99.1

News Release

The Hillman Group Reports Second Quarter and Year-to-Date 2021 Results

CINCINNATI, July 29, 2021 -- The Hillman Companies, Inc. (NYSE-AMEX: HLM.PR) (the “Company” or “Hillman”) reported today selected financial results for the twenty-six weeks ended June 26, 2021.

Second Quarter 2021 Highlights

•	Net sales for the second quarter of 2021 increased 8.4% to $375.7 million as compared to prior year quarter net sales of $346.7 million

•	Operating income decreased 5.9% to $19.5 million compared to $20.7 million in the prior year second quarter

•	Adjusted EBITDA[1] increased 4.6% to $64.5 million compared to $61.6 million in the prior year quarter

Year-to-Date 2021 Highlights

•	Net sales for the twenty-six weeks ended June 26, 2021 increased 11.6% to $717.0 million as compared to $642.5 million in 2020

•	Operating income for the twenty-six weeks ended June 26, 2021 decreased 16.2% to $25.3 million as compared to $30.2 million in 2020

•	Adjusted EBITDA[1] for the twenty-six weeks ended June 26, 2021 increased 8.9% to $112.3 million compared to $103.1 million in 2020

Doug Cahill, Chairman, President and Chief Executive Officer, stated “It has been an exciting time for Hillman with the closing of the transaction with Landcadia III and on July 15th ringing the bell and becoming a publicly traded company on Nasdaq under the symbol 'HLMN'. With the transaction complete and the recapitalization of our balance sheet, we are even better positioned to do what we do best, solved complexity, labor and logistics problems for best-in-class retailers from big box to your local hardware stores. I can't remember a time in the hardware and home improvement business when these were more important to our retailers than they are right now."

Conference Call and Webcast

The Company will host a conference call to discuss the financial results for the thirteen and twenty-six weeks ended June 26, 2021 on Friday, July 30, 2021, at 10:00 am Eastern time. Participants may join the call by dialing 1-(866)-673-2033, passcode: 8163153, a few minutes before the call start time. A live audio webcast of the conference call will also be available in a listen-only mode on the Investor Info page of the Company’s website, which is located at www.ir.hillmangroup.com. Participants who want to access the webcast should visit the company's website about five minutes before the call. The archived webcast will be available for replay on the company's website after the call.

About Hillman

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

1) Adjusted EBITDA is a non-GAAP financial measure. Refer to the "Reconciliation of Adjusted EBITDA” section of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities law. All statements other than statements of historical fact included in this presentation are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including inflation, recessions, instability in the financial markets or credit markets; (2) highly competitive markets that could adversely impact financial results (3) ability to continue to innovate with new products and services; (4) seasonality; (5) large customer concentration; (6) ability to recruit and retain qualified employees; (7) the outcome of any legal proceedings that may be instituted against the Company (8) adverse changes in currency exchange rates; (9) the impact of COVID-19 on the Company’s business; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that will be included under the header “Risk Factors” set forth in Item 1A of the company’s annual report filed on Form 10-K. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this presentation to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. All estimates of financial metrics in this presentation for fiscal 2021 and beyond are current as of July 29, 2021.

Contact

VP Investor Relations

Jennifer Hills

jennifer.hills@hillmangroup.com

(513) 975-5248

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operating Income, GAAP Basis

(dollars in thousands)

Unaudited

	Thirteen Weeks Ended June 26, 2021	Thirteen Weeks Ended June 27, 2020	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Net sales	$375,715	$346,710	$716,996	$642,546
Cost of sales (exclusive of depreciation and amortization shown separately below)	215,967	196,402	417,265	362,813
Selling, general and administrative expenses	111,662	94,970	214,841	184,723
Depreciation	15,270	17,230	31,611	34,747
Amortization	15,414	14,865	30,323	29,713
Management fees to related party	88	196	214	321
Other (income) expense	(2,195)	2,319	(2,547)	55
Income from operations	19,509	20,728	25,289	30,174
Interest expense, net	19,159	23,878	38,178	47,058
Interest expense on junior subordinated debentures	3,152	3,184	6,304	6,336
(Gain) loss on mark-to-market adjustment of interest rate swap	(751)	(308)	(1,424)	1,942
Investment income on trust common securities	(94)	(94)	(189)	(189)
Loss before income taxes	(1,957)	(5,932)	(17,580)	(24,973)
Income tax provision (benefit)	1,428	(895)	(5,225)	(5,132)
Net loss	$(3,385)	$(5,037)	$(12,355)	$(19,841)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(dollars in thousands)

Unaudited

	June 26, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$16,255	$21,520
Accounts receivable, net of allowances of $2,586 ($2,395 - 2020)	146,865	121,228
Inventories, net	482,645	391,679
Other current assets	22,125	19,280
Total current assets	667,890	553,707
Property and equipment, net of accumulated depreciation of $260,692 ($236,031 - 2020)	174,466	182,674
Goodwill	826,969	816,200
Other intangibles, net of accumulated amortization of $322,230 ($291,434 - 2020)	826,949	825,966
Operating lease right of use assets	85,312	76,820
Deferred tax assets	2,728	2,075
Other assets	12,739	11,176
Total assets	$2,597,053	$2,468,618
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$229,618	$201,461
Current portion of debt and capital leases	11,442	11,481
Current portion of operating lease liabilities	11,838	12,168
Accrued expenses:
Salaries and wages	16,738	29,800
Pricing allowances	7,636	6,422
Income and other taxes	2,647	5,986
Interest	13,550	12,988
Other accrued expenses	33,935	31,605
Total current liabilities	327,404	311,911
Long term debt	1,651,476	1,535,508
Deferred tax liabilities	151,970	156,118
Operating lease liabilities	78,204	68,934
Other non-current liabilities	24,154	31,560
Total liabilities	$2,233,208	$2,104,031
Commitments and contingencies (Note 6)
Stockholders' Equity:
Preferred stock, $0.01 par, 5,000 shares authorized, none issued or outstanding at June 26, 2021 and December 26, 2020	—	—
Common stock, $0.01 par, 5,000 shares authorized, issued and outstanding at June 26, 2021 and December 26, 2020	—	—
Additional paid-in capital	571,122	565,824
Accumulated deficit	(184,204)	(171,849)
Accumulated other comprehensive loss	(23,073)	(29,388)
Total stockholders' equity	363,845	364,587
Total liabilities and stockholders' equity	$2,597,053	$2,468,618

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

(dollars in thousands)

Unaudited

	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Cash flows from operating activities:
Net loss	$(12,355)	$(19,841)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,934	64,460
Deferred income taxes	(4,709)	(4,771)
Deferred financing and original issue discount amortization	1,800	1,879
Stock-based compensation expense	3,537	2,669
Asset impairment	—	210
(Gain) on disposal of property and equipment	—	(337)
Change in fair value of contingent consideration	(1,212)	(1,300)
Other non-cash interest and change in value of interest rate swap	(1,424)	1,942
Changes in operating items:
Accounts receivable	(23,547)	(61,318)
Inventories	(73,049)	592
Other assets	(15,786)	1,307
Accounts payable	22,443	4,475
Other accrued liabilities	(17,471)	21,690
Net cash provided by (used for) operating activities	(59,839)	11,657
Cash flows from investing activities:
Acquisition of business, net of cash received	(39,102)	(800)
Capital expenditures	(22,684)	(22,196)
Net cash used for investing activities	(61,786)	(22,996)
Cash flows from financing activities:
Repayments of senior term loans	(5,304)	(5,304)
Borrowings on senior term loans	35,000	—
Financing fees	(1,027)	—
Borrowings on revolving credit loans	128,000	66,000
Repayments of revolving credit loans	(42,000)	(50,000)
Principal payments under finance and capitalized lease obligations	(460)	(411)
Proceeds from exercise of stock options	1,761	—
Net cash provided by financing activities	115,970	10,285
Effect of exchange rate changes on cash	390	(315)
Net decrease in cash and cash equivalents	(5,265)	(1,369)
Cash and cash equivalents at beginning of period	21,520	19,973
Cash and cash equivalents at end of period	$16,255	$18,604

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA (Unaudited)

(dollars in thousands)

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended June 26, 2021	Thirteen Weeks Ended June 27, 2020	Twenty-six Weeks Ended June 26, 2021	Twenty-six Weeks Ended June 27, 2020
Net loss	$(3,385)	$(5,037)	$(12,355)	$(19,841)
Income tax benefit	1,428	(895)	(5,225)	(5,132)
Interest expense, net	19,159	23,878	38,178	47,058
Interest expense on junior subordinated debentures	3,152	3,184	6,304	6,336
Investment income on trust common securities	(94)	(94)	(189)	(189)
Depreciation	15,270	17,230	31,611	34,747
Amortization	15,414	14,865	30,323	29,713
Mark-to-market adjustment on interest rate swaps	(751)	(308)	(1,424)	1,942
EBITDA	$50,193	$52,823	$87,223	$94,634

Stock compensation expense	1,796	1,524	3,537	2,669
Management fees	88	196	214	321
Restructuring (1)	—	980	109	2,710
Litigation expense (2)	6,322	1,893	10,282	2,674
Acquisition and integration expense (3)	3,299	661	8,139	990
Buy-back expense (4)	1,350	—	1,350	—
Anti-dumping duties (5)	2,636	—	2,636	—
Facility closures (6)	—	433	—	433
Change in fair value of contingent consideration	(1,212)	3,100	(1,212)	(1,300)
Adjusted EBITDA	$64,472	$61,610	$112,278	$103,131

(1)	Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Also included is restructuring in our United Stated business announced in 2019, including severance related to management realignment and the integration of sales and operating functions (see Note 9 - Restructuring of the Notes to Condensed Consolidated Financial Statements for additional information). Finally, includes consulting and other costs associated with streamlining our manufacturing and distribution operations.
(2)	Litigation expense includes legal fees associated with our ongoing litigation with KeyMe, Inc. (see Note 6 - Commitments and Contingencies of the Notes to Condensed Consolidated Financial Statements for additional information).
(3)	Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to the pending merger along with historical acquisitions.
(4)	Infrequent buy backs associated with new business wins.
(5)	Anti-dumping duties assessed related to the nail business for prior year purchases.
(6)	Facility exits include costs associated with the closure of facilities in San Antonio, Texas.